Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 18, 2022, with respect to the consolidated financial statements included in the Annual Report of Allegro MicroSystems, Inc. on Form 10-K for the year ended March 29, 2024. We consent to the incorporation by reference of said reports in the Registration Statements of Allegro MicroSystems, Inc. on Forms S-3 (File No. 333-260647) and S-8 (File No. 333-249771).

/s/ Grant Thornton LLP

Boston, Massachusetts

May 23, 2024